                                                                   Exhibit 99(a)

                                    ADDENDUM
                               TO SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

      THIS ADDENDUM amends and supplements the above schedule (the "Schedule") to the above lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION f/k/a General Electric Credit Corporation ("Lessor") and ALLIANT TECHSYSTEMS INC., successor in interest to Ferrulmatic, Inc. ("Lessee") and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

      This Addendum is intended to be an addition to the standard G.E./C.E.F. Return Provisions.

      For purposes of this Schedule only, the Lease is hereby amended as follows:

      RETURN PROVISIONS: In addition to the provisions of Section XI ("Return of Equipment") of this lease, Lessee shall, at its expense:

            Provide to Lessor at least two hundred forty (240) days prior to lease termination a detailed inventory of all components of the Equipment with consideration to the conditions set forth in Section VII ("Service") of the Lease. The inventory should include but not be limited to: (1) a detailed listing of all items of the Equipment by both the model and serial number for all components comprising this Lease Agreement.

            At least ninety (90) days prior to lease termination: (1) and upon receiving reasonable notice by Lessor, make the Equipment available for operational inspections (where applicable) by potential purchasers; (2) cause the Manufacturer(s), or other persons expressly authorized by the Manufacturer and/or Lessor, to inspect, examine and test all material and workmanship to ensure the Equipment is operating within the manufacturer's specifications; (3) provide to Lessor a written report from the authorized inspector detailing said inspection and condition of the Equipment; (4) if during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed Lessee will provide for another inspection of the equipment by the authorized inspector as outlined above.

            At least forty-five (45) days prior to lease termination and upon request by Lessor provide, or cause the Vendor(s) to provide to Lessor, the following documents: (1) one set of service and operating manuals including replacements and/or additions hereto, such that all documentation is completely up to date; (2) one set of documents detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment including replacements and additions thereto, such that all documentation is completely up to date.

            Provide for the deinstallation, packing and transporting of the Equipment to include, but not limited to the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware); (2) all process fluids shall be removed from the Equipment and disposed of in accordance with then current waste disposal laws and regulations including regulations specified by the EPA and related government agencies; (3) dismantling and handling is to be done per the original manufacturer's specifications or normal industry accepted practices for new machines must be followed. Any special transportation devices such as metal skids, lifting slings, brackets, etc., which were with the machine when it originally arrived must be used;
      (4) all keys belonging to the Equipment are to be wired together and secured to a major component of the machine; (5) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

            Obtain and pay for a policy of transit insurance for the delivery period in an amount equal to the replacement value of the Equipment with the Lessor named as loss payee on all such policies of insurance, and provide transportation to locations anywhere in the continental United States as selected by Lessor.

            Provide safe, secure storage for the Equipment for a period of up to one hundred twenty (120) days after expiration or early termination of the Lease at an accessible location satisfactory to Lessor.

            Provide that all Equipment will be cleaned and cosmetically acceptable (free from all Lessee installed markings), and in such condition so that it may be immediately installed and placed into use in a similar operating environment.

            Ensure all Equipment and equipment operations conform to all applicable local, state, Environmental Protection Agency ("EPA"), and federal laws, health and safety guidelines.

            Be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs, and other related costs necessary to place the Equipment in such condition as to be in complete compliance with this Lease.

            Lessor has the right to attempt resale of the Equipment from Lessee's plant with the Lessee's full cooperation and assistance, for a period of one hundred twenty (120) days from Lease expiration. During this period, the equipment must remain operational with the necessary electrical power, lighting, heat, water, lubricating fluids, air pollution controls and compressed air necessary to maintain and demonstrate the equipment to any potential buyer.

      The Lessor at his sole discretion may, from time to time, inspect the Equipment at the Lessor's sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment, the Lessor will communicate these discrepancies to the Lessee in writing. The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee should pay all expenses for the re-inspection by the Lessor appointed expert, if corrective measures are required.

      Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding or effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


GENERAL ELECTRIC CAPITAL                        ALLIANT TECHSYSTEMS INC.
CORPORATION f/k/a General                       successor in interest to
Electric Credit Corporation                     Ferrulmatic, Inc.
Lessor                                          Lessee


By: /s/ Maria S. Jones                          By: /s/ Anthony R. Fabiano
    ------------------------------------            ----------------------------
    Maria S. Jones                                  Anthony R. Fabiano
    Specialist - Account Administration             President

                               EQUIPMENT SCHEDULE
                                SCHEDULE NO. A-3
                          DATED THIS February 19, 1988
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

Lessor & Mailing Address:                       Lessee & Mailing Address:

General Electric Capital Corporation            Alliant Techsystems Inc.
303 International Circle Suite 300              successor in interest to
Hunt Valley, MD 21031                           Ferrulmatic, Inc.
                                                11 Jackson Road
                                                Totowa, NJ 07512

Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement", said Agreement and this Schedule being collectively referred to as "Lease").

A.    Equipment

      Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.    Financial Terms

      1.    Advance Rent (if any): $26,270.59.
      2.    Capitalized Lessor's Cost: $1,375,000.00.
      3.    Basic Term Lease Rate Factor: 1.910588%.
      4.    Daily Lease Rate Factor: .0636863%.
      5.    Basic Term (No. of Months): Forty-eight (48).
      6.    Basic Term Commencement Date: July 1, 1994.
      7.    Equipment Location: 11 Jackson Road, Totowa, New Jersey 07512.
      8.    Lessee Federal Tax ID No.:.
      9.    Supplier: Cinrock Division, The Robert E. Morris Company.
      10.   Last Delivery Date: June 30, 1994.
      11. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

C.    Tax Benefits

      Depreciation Deductions:

      a. Depreciation Method: 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

      b.    Recovery Period: Seven (7) years.

      c.    Basis: 100% of Capitalized Lessor's Cost.

D.    Term and Rent

      1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on July 1, 1994.

      2. Basic Term Rent. Commencing on July 1, 1994 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

      3. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost (pursuant to paragraphs 1 and 2 above). Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

E.    Insurance

      1.    Public Liability: $500M/1000M/100M total liability per occurrence.

      2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR                                       LESSEE:


General Electric Capital Corporation **      Alliant Techsystems Inc. successor
                                             in interest to Ferrulmatic, Inc.


By: /s/ Maria S. Jones                       By: /s/ Anthony R. Fabiano
    --------------------------------------       -------------------------------

Name: Maria S. Jones                         Name: Anthony R. Fabiano
      ------------------------------------         -----------------------------

Title: Specialist - Account Administration   Title: President - Ferrulmatic
       -----------------------------------          ----------------------------
                                                                Operations

                                             Attest:

                                             By: /s/ Barbara L. Van [ILLEGIBLE]
                                                 -------------------------------

                                             Name: Barbara L. Van [ILLEGIBLE]
                                                   -----------------------------

                                     ANNEX A
                                       TO
                                SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

                            DESCRIPTION OF EQUIPMENT

                                            Type and Model                  Number          Cost
Manufacturer/Vendor       Serial Numbers    of Equipment                    of Units
Cinrock Division          1266, 1267, 1281  Okuma LB 15-N-500 CNC                  6        $1,375,000.00
The Robert E. Morris      1284, 1285, 1282  Lathes with all Standard
  Company                                   equipment and:
P0 Box 685                                  o  High Pressure Coolant
Pine Brook, NJ 07058                        o  Red Alarm Lamp
A Invoice No. 13030910                      o  Yellow Cycle End Lamp
                                            o  Load Monitor B
                                            o  Tool Life Management
                                            o  Chip Conveyor-Rear Discharge
                                            o  User Task II-I/O Variables
                                            o  Transformer

                                            Okuma OR20 Robot D-T-B15
                                            including:
                                            o  Double Handed Grippers
                                            o  Chuck work grippers
                                            o  Turret Mounted work pusher
                                            o  Auto Door Open/Close
                                            o  Robot to machine interface
                                            o  Chuck Air Blower
                                            o  Robot controller
                                            o  Safety joints
                                            o  Work Station conveyors
                                            o  OP10 to OP20 Transfer conveyors
                                            o  Work Turnover station
                                            o  OP20 Exit Conveyors
                                            o  Conveyor Drip Pans

                                                                   Total Invoice Cost       $1,375,000.00

                                                                   TOTAL CAPITALIZED        $1,375,000.00
                                                                   LESSOR'S COST            =============


Initials:                   MSJ                   ARF
                       -------------         -------------
                           Lessor               Lessee

                                     ANNEX B
                                       TO
                                SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19,1988

                      PURCHASE ORDER ASSIGNMENT AND CONSENT

THIS ASSIGNMENT AGREEMENT, dated as of May 31, 1994 ("Agreement"), between General Electric Capital Corporation ** ("Lessor" ) and Alliant Techsystems Inc. successor in interest to Ferrulmatic, Inc. ("Lessee").

                                   WITNESSETH:

      Lessee desires to lease certain equipment ("Equipment") from Lessor pursuant to the above schedule and lease (collectively, "Lease"). All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease.

      Lessee desires to assign, and Lessor is willing to acquire, certain of Lessee's rights and interests under the purchase order(s), agreement(s), and/or document(s) (the "Purchase Orders") Lessee has heretofore issued to the Supplier(s) of such Equipment.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Lessee hereby agree as follows:

SECTION 1. ASSIGNMENT.

      (a) Lessee does hereby assign and set over to Lessor all of Lessee's rights and interests in and to such Equipment and the Purchase Orders as the same relate thereto including, without limitation, (i) the rights to purchase, to take title, and to be named the purchaser in the bill of sale for, such Equipment, (ii) all claims for damages in respect of such Equipment arising as a result of any default by the Supplier (including, without limitation, all warranty and indemnity claims) and (iii) any and all rights of Lessee to compel performance by the Supplier.

      (b) If, and so long as, no default exists under the Lease, Lessee shall be, and is hereby, authorized during the term of the Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

SECTION 2. CONTINUING LIABILITY OF LESSEE.

      It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) Lessee shall at all times remain liable to the Supplier to perform all of the duties and obligations of the purchaser under the Purchase Orders to the same extent as if this Agreement had not been executed, (b) the execution of this Agreement shall not modify any contractual rights of the Supplier under the Purchase Orders and the liabilities of the Supplier under the Purchase Orders shall be to the same extent and continue as if this Agreement had not been executed, (c) the exercise by the Lessor of any of the rights hereunder shall not release Lessee from any of its duties or obligations to the Supplier under the Purchase Orders, and (d) Lessor shall not have any obligation or liability under the Purchase Orders by reason of, or arising out of, this Agreement or be obligated to perform any of the obligations or duties of Lessee under the Purchase Orders or to make any payment (other than under the terms and conditions set forth in the Lease) or to make any inquiry of the sufficiency of or authorization for any payment received by any Supplier or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LESSOR                                       LESSEE:

General Electric Capital Corporation **      Alliant Techsystems Inc. successor
                                             in interest to Ferrulmatic, Inc.


By: /s/ Maria S. Jones                       By: /s/ Anthony R. Fabiano
    --------------------------------------       -------------------------------

Title: Specialist - Account Administration   Title: President - Ferrulmatic
       -----------------------------------          ----------------------------
                                                                Operations

f/k/a General Electric Credit Corporation

                              CONSENT AND AGREEMENT

      Supplier hereby consents to the above assignment agreement ("Agreement") and agrees not to assert any claims against Lessor or Lessee inconsistent with such Agreement. Supplier agrees that the Purchase Orders are hereby amended as necessary to provide as follows:

      (a) Title to and risk of loss of the Equipment shall pass to Lessor upon Lessee's execution of the Certificate of Acceptance for such Equipment; and

      (b) Supplier hereby waives and discharges any security interest, lien or other encumbrance in or upon the Equipment and agrees to execute such documents as Lessor may request evidencing the release of any such encumbrance and the conveyance of title thereto to Lessor.

      (c) Supplier agrees that on and after the date this Consent is executed it will not make any addition to or delete any items from the Equipment referred to in the Agreement without the prior written consent of both Lessor and Lessee.

      (d) Seller represents that the Equipment has been accurately labeled, consistent with the requirements of 40 CFR Part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this 11th day of May 1994.

                                  SUPPLIER

                                  Cinrock Division, The Robert E. Morris Company

                                  By: /s/ Robert N. Harris
                                      ------------------------------------------

                                  Title: President
                                         ---------------------------------------

 (8/91)
                                     ANNEX C
                                       TO
                                SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

                            CERTIFICATE OF ACCEPTANCE

To: General Electric Capital Corporation ** ("Lessor")

      Pursuant to the provisions of the above schedule and lease (collectively, the "Lease"), Lessee hereby certifies and warrants that (a) all Equipment listed below has been delivered and installed (if applicable); (b) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (c) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

--------------------------------------------------------------------------------
                            DESCRIPTION OF EOUIPMENT
--------------------------------------------------------------------------------
  Manufacturer               Serial Numbers         Type and Model of Equipment
--------------------------------------------------------------------------------
  Okuma                      See Annex A            See Annex A
--------------------------------------------------------------------------------


                                             /s/ Anthony R. Fabiano
                                             -----------------------------------
                                             Authorized Representative

                                             Dated: June 2, 1994
                                                    ----------------------------

f/k/a General Electric Credit Corporation

                                     ANNEX A
                                       TO
                                 SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

                            DESCRIPTION OF EQUIPMENT

                                            Type and Model                  Number          Cost
Manufacturer/Vendor       Serial Numbers    of Equipment                    of Units
Cinrock Division          1266, 1267, 1281  Okuma LB 15-N-500 CNC                  6        $1,375,000.00
The Robert E. Morris      1284, 1285, 1282  Lathes with all Standard
  Company                                   equipment and:
P0 Box 685                                  o  High Pressure Coolant
Pine Brook, NJ 07058                        o  Red Alarm Lamp
A Invoice No. 13030910                      o  Yellow Cycle End Lamp
                                            o  Load Monitor B
                                            o  Tool Life Management
                                            o  Chip Conveyor-Rear Discharge
                                            o  User Task II-I/O Variables
                                            o  Transformer

                                            Okuma OR20 Robot D-T-B15
                                            including:
                                            o  Double Handed Grippers
                                            o  Chuck work grippers
                                            o  Turret Mounted work pusher
                                            o  Auto Door Open/Close
                                            o  Robot to machine interface
                                            o  Chuck Air Blower
                                            o  Robot controller
                                            o  Safety joints
                                            o  Work Station conveyors
                                            o  OP10 to OP20 Transfer conveyors
                                            o  Work Turnover station
                                            o  OP20 Exit Conveyors
                                            o  Conveyor Drip Pans

                                                                   Total Invoice Cost       $1,375,000.00

                                                                   TOTAL CAPITALIZED        $1,375,000.00
                                                                   LESSOR'S COST            =============


Initials:                   MSJ                   ARF
                       -------------         -------------
                           Lessor               Lessee

                                     ANNEX D
                                       TO
                                 SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

                                   Page 1 of 2

                           STIPULATED LOSS VALUE TABLE

                  Payment No.                          SLV %
                  -----------                          -----

                  Prior to 1                           120.00
                            1                          119.19
                            2                          118.30
                            3                          117.55
                            4                          116.71
                            5                          115.85
                            6                          114.99
                            7                          114.11
                            8                          113.22
                            9                          112.31
                           10                          111.40
                           11                          110.47
                           12                          109.52
                           13                          108.57
                           14                          107.60
                           15                          106.61
                           16                          105.61
                           17                          104.60
                           18                          103.57
                           19                          102.53
                           20                          101.47
                           21                          100.40
                           22                           99.31
                           23                           98.21
                           24                           97.09


Initials:                   MSJ                   ARF
                       -------------         -------------
                           Lessor               Lessee

* The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                     ANNEX D
                                       TO
                                SCHEDULE NO. A-3
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF February 19, 1988

                                   Page 2 of 2

                           STIPULATED LOSS VALUE TABLE

                  Payment No.                          SLV %
                  -----------                          -----


                           25                           95.95
                           26                           94.80
                           27                           93.64
                           28                           92.45
                           29                           91.25
                           30                           90.03
                           31                           88.80
                           32                           87.54
                           33                           86.27
                           34                           84.99
                           35                           83.68
                           36                           82.35
                           37                           81.01
                           38                           79.65
                           39                           78.27
                           40                           76.88
                           41                           75.44
                           42                           74.00
                           43                           72.54
                           44                           71.06
                           45                           69.56
                           46                           68.03
                           47                           66.49
                           48                           65.00


Initials:                   MSJ                   ARF
                       -------------         -------------
                           Lessor               Lessee

* The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.